UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

NIXXY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-53641 (Commission File Number)	90-1505893 (IRS Employer Identification No.)

1178 Broadway, 3rd Floor

New York, NY 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 708-8868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market
Common Stock Purchase Warrants	NIXXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 30, 2026, the Nixxy, Inc. (the “Company”) entered into share purchase agreements (the “Agreements”) with several investors for the sale of its common stock, par value $0.0001 (each a “Share”). The Company sold 1,481,481 Shares to five investors for a price per Share of $0.675 (such price agreed upon in February 2026) for a total of $1,000,000. The Company received proceeds provided by certain third parties or designees associated with the investors and is in the process of reconciling the final funding arrangements. The Agreements contain customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Agreements set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02. The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof.

Item 4.01	Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On April 2, 2026, the Company dismissed HTL International, LLC (“HTL”) as the Company’s independent registered public accounting firm. This decision was recommended and approved by the Audit Committee of the Company and thereafter, approved by the Board of Directors of the Company.

HTL did not issue any reports on the financial statements of the Company during the period it served as the Company’s independent registered public accounting firm. During the Company’s two most recent fiscal years and through the subsequent interim period up to and including the date of HTL’s dismissal, and specifically during the Company’s engagement of HTL in 2025, there were no disagreements between the Company and HTL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to HTL’s satisfaction, would have caused HTL to make reference to the matter in its reports. There were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided HTL with a copy of the foregoing disclosures it is making in this Current Report on Form 8-K prior to its filing. HTL has furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made herein. The Company has filed such letter as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On March 30, 2026, the Company engaged KG CPA LLP (“KG”) as its new independent registered public accountant. This decision was recommended by the Audit Committee of the Company and thereafter approved by the Board of Directors of the Company.

During the Company’s two most recent fiscal years and through the date of engagement, neither the Company nor anyone on its behalf consulted with KG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided to the Company that KG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

2

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

16.1	Letter from HTL International, LLC dated April 3, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NIXXY, INC.

Dated: April 3, 2026	By:	/s/ Mike Schmidt
	Name:	Mike Schmidt
	Title:	Chief Executive Officer

4